Exhibit 32
CERTIFICATIONS OF CHAIRMAN/CEO AND CFO PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of SinoFresh HealthCare, Inc., a Florida corporation (the “Company”), on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), Charles A. Fust, Chairman of the Board and Chief Executive Officer of the Company and Scott M. Klein, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles A. Fust

Charles A. Fust
Chairman of the Board and Chief
Executive Officer
August 12, 2005
/s/ Scott M. Klein

Scott M. Klein
Chief Financial Officer
August 12, 2005